THE WWW FUNDS
                        MULTI-CLASS PLAN UNDER RULE 18F-3
                                DECEMBER 7, 2002



I.         INTRODUCTION

           The purpose of this Plan (the "Plan") is to specify the attributes each of the classes of shares offered by The WWW Funds (the "Trust"), including the sales loads, expense allocations, conversion features, and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

           The Trust offers shares of beneficial interest in separate series (each, a "Fund" and together, the "Funds") and different share classes (each, a "Class" and together, the "Classes"). Attached as Exhibit A, which may be amended from time to time, is a list of the Funds and the Classes.

II.        CLASSES OF SHARES

           Each Class shall represent an equal pro rata interest in the applicable Fund, and generally, shall have identical voting, dividend, liquidation and other rights, obligations, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that:

           (a) each Class shall have a different designation;
           (b) each Class may have a different sales charge structure;
           (c) each Class may have different exchange privileges and different conversion features as described below;
           (d) each Class shall have a different arrangement for shareholder services or the distribution of shares or both and shall pay all of the expenses of that arrangement;
           (e) each Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the applicable Fund's assets, if these expenses are actually incurred in a different amount by that Class or if the Class receives services of a different kind or to a different degrees than other Classes;
           (f) each Class may pay a different advisory fee to the extent that any difference in the amount paid is the result of the application of the same performance fee provisions in the investment management agreement to the different investment performance of each Class.
           (g) each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and



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           (h) each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

III.       ALLOCATION OF EXPENSES

           A.        ALLOCATION OF TRUST EXPENSES AND FUND EXPENSES

           To the extent practicable, expenses other than Class Expenses as described below shall be subtracted from the gross income allocated to each Class of a Fund on the basis of net assets of each Class of the Fund.

           Expenses other than Class Expenses include: (1) expenses incurred by the Trust (for example, fees of Trustees, auditors, and legal counsel) not attributable to a particular Fund or to a particular Class ("Trust Expenses") and (2) expenses incurred by a particular Fund (for example, advisory fees if no performance fee provision is applicable, custodial fees, or other expenses relating to the management of the Fund's assets) not attributable to any particular Class of the Fund ("Fund Expenses").

           B.        ALLOCATION OF CLASS EXPENSES

           Payments made pursuant to any arrangement for shareholder services or the distribution of shares or both of a particular Class of a Fund shall be allocated to the particular Class for which such expenses are incurred.

           Each Class of each Fund shall pay other expenses attributable to that particular Class (the "Other Class Expenses"). Other Class Expenses shall be limited to:

           (1) transfer agent fees attributable to a specific Class;
           (2) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxy materials, to current shareholders for a specific Class;
           (3) fees incurred by a Class with respect to filings with state securities regulators relating solely to a Class;
           (4) Securities and Exchange Commission registration fees incurred by a specific Class;
           (5) the expense of administrative personnel and services to support the shareholders of a specific Class;
           (6) litigation or other legal expenses relating solely to a specific Class;
           (7) Trustees' fees or expenses incurred as a result of issues relating solely to a specific Class;
           (8) advisory fees if the amount to be paid by a specific Class is the result of the application of the same performance fee provisions in the applicable investment management agreement to the investment performance of the Class; and


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           (9) any additional expenses not specifically identified above that are subsequently identified and determined by the officers of the Trust to be properly attributable to a specific Class and approved by the Board of Trustees of the Trust, in light of the requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended.

IV.        CLASS A SHARES

           Class A Shares of each Fund are offered at the net asset value plus an initial sales charge as set forth in the Trust's then-current prospectus (the "Prospectus"). The initial sales charge may be waived or reduced with respect to certain types of purchases, as described in the Prospectus.

           As described in the Prospectus, a redemption fee may apply to certain redemptions made within a specified period and a short-term trading fee may apply in certain circumstances.

           Class A Shares of a Fund may be exchanged for Class A Shares of another Fund of the Trust, subject to any sales charge differential.

           Class A Shares of each Fund pay an annual fee of 0.50% of the average daily net assets of a Fund's Class A Shares under the applicable Rule 12b-1 Plan, for distribution-related activities or as a service fee, as described in the Rule 12b-1 Plan.

V.         CLASS B SHARES

           Class B Shares of each Fund are offered without an initial sales charge but are subject to a contingent deferred sales charge payable upon certain redemptions as set forth in the Prospectus. The deferred sales charge may be waived or reduced under certain circumstances as described in the Prospectus.

           Class B Shares of each Fund may be exchanged for Class B Shares of another Fund of the Trust, based on their relative net asset values.

           Class B Shares of a Fund will automatically convert to Class A Shares of the Fund on the first business day of the month in which the sixth (6th) year anniversary of the issuance of such Class B Shares occurs. The conversion will be effected at the relative net asset values per share of the two classes of shares, without the imposition of any sales charge or other fee.

           Class B Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a Fund's Class B Shares under the applicable Rule 12b-1 Plan for distribution-related activities or as a service fee, as described in the Rule 12b-1 Plan.

VI.        CLASS C SHARES

           Class C Shares of each Fund are offered at net asset value.



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           As described in the Prospectus, a redemption fee may apply to certain redemptions made within a specified period and a short-term trading fee may apply in certain circumstances.

           Class C Shares of each Fund may be exchanged for Class C Shares of another Fund of the Trust, based on their relative net asset values.

           Class C Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a Fund's Class C Shares under the applicable Rule 12b-1 Plan for distribution-related activities or as a service fee, as described in the Rule 12b-1 Plan.

VII.       CLASS Y SHARES

           Class Y Shares of each Fund are offered at net asset value.

           As described in the Prospectus, a redemption fee may apply to certain redemptions made within a specified period and a short-term trading fee may apply in certain circumstances.

           Class Y Shares of each Fund may be exchanged for Class Y Shares of another Fund of the Trust, based on their relative net asset values.

           Class Y Shares of each Fund pay an annual fee of 0.50% of the average daily net assets of a Fund's Class Y Shares under the applicable Rule 12b-1 Plan for distribution-related activities or as a service fee, as described in the Rule 12b-1 Plan.













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                                  THE WWW FUNDS
                        MULTI-CLASS PLAN UNDER RULE 18F-3
                                DECEMBER 7, 2002


                                    EXHIBIT A


............................................. ............................

Fund                                         Classes of Shares
............................................. ............................
............................................. ............................

WWW Internet Fund                            Class A
                                             Class B
                                             Class C
                                             Class Y
............................................. ............................
............................................. ............................

Growth Flex Fund                             Class A
                                             Class B
                                             Class C
                                             Class Y
............................................. ............................
............................................. ............................

Market Opportunities Fund                    Class A
                                             Class B
                                             Class C
                                             Class Y
............................................. ............................











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